Exhibit 10.3

SECOND AMENDMENT

TO

SOUTHERN FIRST BANK

SALARY CONTINUATION AGREEMENT

            THIS SECOND AMENDMENT TO SALARY CONTINUATION AGREEMENT (this “Amendment”) is executed by the undersigned to be effective September 30, 2013.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Salary Continuation Agreement (the “Agreement”) by and between Southern First Bank, N.A. (the “Bank”) and Fred Gilmer, III (the “Executive”) dated October 30, 2006, as previously amended on October 1, 2008.

W I T N E S S E T H :

            WHEREAS, on April 1, 2013, the Bank converted from a national bank charter to a South Carolina state bank charter and the Bank’s name was changed from Southern First Bank, N.A. to Southern First Bank;

            WHEREAS, on September 13, 2013, the Board of Directors of the Bank approved and authorized the Bank to amend Section 7.14 of the Agreement to reflect the Board of Directors’ determination that it is no longer in the best interests of the Bank to provide to the Executive the Gross-Up Payment Amount in the event the Total Benefits to be paid to the Executive under the Agreement become subject to the Excise Tax under Section 280G of the Internal Revenue Code of 1986 as further described in Section 7.14 of the Agreement; and

            WHEREAS, the parties now desire to enter into this Amendment to reflect the name change of the Bank and amend Section 7.14 of the Agreement to eliminate the potential Gross-Up Payment Amount and revise any other sections of the Agreement related thereto.

            NOW THEREFORE, in consideration of the matters set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1.    Any and all references in the Agreement to Southern First Bank, N.A. shall now be references to Southern First Bank.

            2.    Section 7.14 Internal Revenue Code Section 280G. of Article 7 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following Section 7.14:

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“7.14   Internal Revenue Code Section 280G.  If as the result of a Change in Control the Executive becomes entitled to acceleration of benefits under this Agreement or under any other plan or agreement of or with the Bank or its affiliates (together, the “Total Benefits”), and if any of the Total Benefits will be subject to the Excise Tax as set forth in sections 280G and 4999 of the Internal Revenue Code of 1986 (the “Excise Tax”), the Bank shall reduce any payment pursuant to this Agreement to the least extent necessary so that no portion of the payment shall be subject to the Excise Tax, but only if, by reason of such reduction, the net after-tax benefit received by the Executive as a result of such reduction will exceed the net after-tax benefit that would have been received by the Executive if no such reduction were made.  If, however, such payment is not reduced as described above, then such payment hereunder shall be paid in full to the Executive and the Executive shall be responsible for payment of any Excise Taxes relating to the payment.”

            3.    Section 2.4.2 Payment of Benefit. of Article 2 of the Agreement is hereby amended as follows:

            “2.4.2 Payment of Benefit.  The Bank shall pay the Change-in-Control benefit under section 2.4 of this Agreement to the Executive in one lump-sum within three (3) days after the Change in Control.  Payment of the Change-in-Control benefit shall fully discharge the Bank from all obligations under this Agreement, except the legal fee reimbursement obligation under section 7.13 ~~and the obligation to make section 280G excise-tax gross-up payments under section 7.14~~.” [changes marked]

            4.    Except as expressly herein modified and amended, all terms, provisions, and conditions of the Agreement shall remain in full force and effect.

            5.    This Amendment may be executed in counterparts, each of which shall for all purposes be deemed an original, and all of such counterparts shall together constitute one and the same amendment.

            6.     This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives and assigns.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed the 30th day of September, 2013, effective as of the date first written above.

EXECUTIVE:                                                                                                                                                 BANK:

                                                                                                                                                                    Southern First Bank

/s/Fred Gilmer, III                                                                                                                                       By:      /s/R. Arthur Seaver, Jr.

Fred Gilmer, III                                                                                                                                                       R. Arthur Seaver, Jr.

                                                                                                                                                                    Its:            Chief Executive Officer

                                                                                                                                                                    And By:/s/James B. Orders, III

                                                                                                                                                                                 James B. Orders, III

                                                                                                                                                                    Its:            Chairman of the Board

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